Exhibit 23.1

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-107683, No. 333-61503 and No. 33-61612) pertaining to the Sport
Chalet, Inc. 1992 Incentive Award Plan of our report dated May 21, 2004, except for Note 2 as to which the date is May 19, 2005, with respect to the financial statements of Sport Chalet, Inc. included in the Annual Report (Form 10-K/A) for the year ended March 31, 2004.

                                                      /s/ Ernst & Young LLP

Los Angeles, California
June 6, 2005


                                       53